CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the May 1, 1999 Statement of Additional Information constituting part of the Registration Statement No. 33-58950 (the "Registration Statement") on Form N-4 that this Post-Effective Amendment No. 12 amends of (1) our report dated February 8, 1999 relating to the financial statements of Separate Account A of The Equitable Life Assurance Society of the United States for the year ended December 31, 1998, and (2) our report dated February 8, 1999 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 1998, which reports appear in the May 1, 1999 Statement of Additional Information, and to the incorporation by reference of our reports into the May 1, 1999 Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the heading "Custodian and Independent Accountants" in the May 1, 1999 Statement of Additional Information and "About our Independent Accountants" in the May 1, 1999 Prospectus.


/s/ PricewaterhouseCoopers LLP
------------------------------
    PricewaterhouseCoopers LLP
    New York, New York
    August 27, 1999